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                                   EXHIBIT 5
                    OPINION OF MULDOON MURPHY & FAUCETTE LLP



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                                    EXHIBIT 5





                   [MULDOON MURPHY & FAUCETTE LLP LETTERHEAD]

                                 March 25, 2003


Board of Directors
Long Island Financial Corp.
One Suffolk Square
Islandia, New York 11749

       RE:   LONG ISLAND FINANCIAL CORP. DIVIDEND
             REINVESTMENT AND STOCK PURCHASE PLAN

Ladies and Gentlemen:

         We have been requested by Long Island Financial Corp., a Delaware corporation, (the "Company") to issue a legal opinion in connection with the registration of 250,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the Long Island Financial Corp. Dividend Reinvestment and Stock Purchase Plan.

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Long Island Commercial Bank.

         Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

         The following provisions of the Certificate of Incorporation of Long Island Financial Corp. may not be given effect by, or may be subject to equitable limitations by, a court applying Delaware law, but, in our opinion any failure to give effect to, or limitations place upon, such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:

         (a) Subsections B.3 and B.6 of Article FOURTH which grant the Board the authority to construe and apply the provisions of that Article and subsection B.4 of Article FOURTH, to the extent it obligates any person to provide, or authorizes the Board to demand, complete information concerning beneficial ownership of the Company's common stock; and

         (b) Article NINTH, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

         This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part, or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the



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aforementioned registration statement on Form S-3) or any other person or entity, without the prior written consent of this firm.

         We note that, although certain portions of the registration statement on Form S-3 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-3.

                                        Very truly yours,

                                       /s/ MULDOON MURPHY & FAUCETTE LLP

                                       MULDOON MURPHY & FAUCETTE LLP